SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                               FORM 8-K(12)(g)(3)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): November 1, 2005

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                                NT HOLDING CORP.
               (Exact name of registrant as specified in Charter)

    DELAWARE                       000-15303                     73-1215433
(State or other              (Commission File No.)             (IRS Employee
jurisdiction of                                              Identification No.)
 incorporation
or organization)

                                385 Freeport, #1
                                Sparks, NV 89431
                    (Address of Principal Executive Offices)

                           Unit 507, Commercial House
                     No. 35 Queen's Road Central, Hong Kong
                 (Former Address of Principal Executive Offices)

                                  917-981-4569
                            (Issuer Telephone Number)

                                  852-9188-2864
                        (Former Issuer Telephone Number)

                                -----------------

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "our company believes," "management believes" and similar language. These forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under Part 1, Item 1 "Description of Business" and
Part 1, Item 6 "Management's Discussion and Analysis", including under the heading "- Risk Factors" under Part 1, Item 6. Our actual results may differ materially from results anticipated in these forward-looking statements. We base our forward-looking statements on information currently available to us, and we assume no obligation to update them. In addition, our historical financial performance is not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance.

Certain financial information included in this annual report has been derived from data originally prepared in Renminbi (RMB), the currency of the People's Republic of China and Hong Kong Dollar (HKD), the currency of Hong Kong. For purposes of this report, a conversion rate of US$1.00 to RMB 8.3 was utilized. There is no assurance that RMB and HKD amounts could have been or could be converted into US dollars at that rate.

NT Holding Corp., through its subsidiary Tagalder C3 Holdings, Inc. ("Tagalder"), owns 100% of the shareholdings of Hopeful Asia Limited, a Hong Kong Company that owns 75% of Fujia Coking and Chemical Company Limited, a wholly owned foreign enterprise (WOFE) incorporated in China ("FJCC") that owns the drilling rights of a coke mine property called Yong'an coal mine, located in Xixinzhuang Town of Xiaoyi city, Shanxi Province, China and a proprietary patented technology in coke production.

PART 1

ITEM 1. DESCRIPTION OF BUSINESS

HISTORY

NT Holding Corp., (the "Company", "we", "our", "us" or "NTHH"), was incorporated on April 11, 1984 under the laws of the State of Delaware as CMS Advertising. On September 25, 1989 we changed our name to Unico, Inc., and again on April 25, 2002 ABSS, Corp. Initial business activities, associated with the sale and administration of cooperative direct mail advertising franchises commenced in May 1984. In September 1986, the Company filed an initial registration statement with the Securities and Exchange Commission and initiated a plan to expand Company operations through the acquisition of existing businesses operating in related fields. The Company also operated and owned a second subsidiary during 1996, Cal-Central Marketing Corporation ("Cal-Central"). Cal-Central was discontinued during 1996 and was involved in cooperative advertising distributed primarily through supermarkets, pharmacies and restaurants. Franchising activities related to this business were conducted through United Marketing, which the Company had acquired on July 17, 1987. On January 29, 1999, the shareholders of the Company approved the sale of all of the issued and outstanding common stock of United Marketing to Next Generation Media Corp. ("NexGen"). The sale was effective and closed April 1, 1999. In July 2000, the Company acquired from NexGen all the issued and outstanding stock of The Independent News. On January 31, 2001, The Company incorporated The Local Times.com, Inc. and New Media, Inc. In August 2001, the Company ceased its newspaper operations. Under partly new management, the Company planned to develop a fashion-oriented holding and marketing company.

On October 3, 2001 NTHH incorporated Money Buckets, Inc., a Nevada corporation, to become the operational unit of NTHH's fashion business. On December 17, 2001, NTHH entered into a license agreement with Cybernic Holdings, Inc., to (a) produce and brand Aleksander Bla, a line of women's clothing and (b) to produce and develop a fashion related internet project, Fashion Expo. The agreement provides for among other things, that the Company will change its name to ABSS, Corp., and that the Company would reverse split its outstanding common shares by 1-30 and issue 3,791,393 new restricted shares (947,848 shares as of December 31, 2004) to Cybernic Holdings, Inc.

On July 11, 2003, the Company filed a Current Report on Form 8K based on a change in control of the Company and the appointment of a new President of the Company. Mr. Alan Lew acquired the majority interest from Cybernic Holdings in a private transaction.

On August 15, 2005, pursuant to the terms of an Agreement for Share Exchange (the "NewFair Share Exchange Agreement") dated by and among the Company, Alan Lew, an individual ("Alan Lew"), Newfair Associates Limited, a British Virgin Islands corporation ("Newfair"), and the Shareholders of Newfair (collectively the "Shareholders"), the Company acquired all of the issued and outstanding common stock of Newfair from the Shareholders in exchange for a total of 21,614,000 shares of common stock of the Company(the "Newfair Exchange Shares"). Following the issuance of the Newfair Exchange Shares, the Company had a total of 24,667,665 shares of common stock issued and outstanding.

Immediately after closing of the transaction, the Company transferred all of its ownership interest in its wholly-owned subsidiary, PNC Labs, Inc. ("PNC") to Alan Lew in exchange for Alan Lew assuming all of the assets and liabilities of PNC. As additional consideration, the Company issued 200,000 shares of common stock to Alan Lew (who immediately transferred it to PNC).

On October 28, 2005, the Company entered into a Rescission Agreement (the "Rescission Agreement") pertaining to the NewFair Share Exchange Agreement dated August 15, 2005 principally between the Company and NewFair Associates Limited ("NewFair"). The effect of the Rescission Agreement is to rescind the transactions set forth in the NewFair Share Exchange Agreement. As a result of the cancellation of shares pursuant to the terms of the Rescission Agreement, the historical shareholders of NewFair no longer have effective control of the Company and control has reverted to the Registrant's shareholders prior to August 15, 2005.

On November 1, 2005, pursuant to the terms of an Agreement for Share Exchange (the "Tagalder Share Exchange Agreement") entered into by and among the Company, Alan Lew, Tagalder C3 Holdings Inc., a British Virgin Islands corporation ("Tagalder"), and the Shareholders of Tagalder (collectively the "Shareholders"), the Company acquired all of the issued and outstanding common stock of Tagalder from the Shareholders in exchange for a total of 19,946,000 shares of the common stock of the Company (the "Tagalder Newfair Exchange Shares"). Following the issuance of the Newfair Exchange Shares, NT has a total of 23,782,665 shares of common stock issued and outstanding. Additional consideration of $150,000 shall be paid to PNC upon the earlier to occur of (a) the Company successfully raising at least $150,000 from third party investors, or (b) November 1, 2006.

BUSINESS OVERVIEW

NTHH, through its wholly owned subsidiary Tagalder, owns 100% of Hopeful Asia Limited, that in turn owns 75% of Fujia Coking and Chemical Company Limited, a wholly owned foreign enterprise (WOFE) incorporated in China ("FJCC") that owns the drilling rights of a coke mine property called Yong'an coal mine, located in Xixinzhuang Town of Xiaoyi city, Shanxi Province, China.

FJCC was established on March 23, 2005 by Hopeful Asia Limited, a coke trading company with 5 years of operations, Datong Tongjia Iron & Steel Co., Ltd, a state-owned enterprise founded in 1958 and Xiaoyi Jinyan Coke Making Co., Ltd, a Chinese company founded in 1985 and specialized in coke making and chemical businesses. The respective ownership interests of each founder were:

   o      Hong Kong Hopeful (Asia) Ltd                                  75%

   o      Shanxi Datong Tongjia Iron & Steel Co., Ltd                   15%

   o      Xiaoyi Jinyan Electrical Power, Coal & Chemical Co., Ltd      10%


With the rapid development of Chinese economy, there is a tremendous demand for steel and refined metal. The Chinese metal and steel refining industry sectors has been growing but is hindered by limited source of coke. The price of coke increases significantly in recent years due to the limited supply of coking coal, the raw material for production of coke. The existing coke manufacturing process requires at least 70% of coking coal as raw material. The price of coking coal increases substantially in the recent years. Many coke producers in China have to import coking coal from overseas suppliers. In the main coking coal producing areas in Shanxi Province, it is estimated that the reserves in coking coal will be exhausted in the next 20 to 30 years and is definitely insufficient to meet the demand.

FJCC is located in Datong, Shanxi province, a city famous for its abundant reserves of coal called "Datong Coal". However, Datong Coal can only be used for burning as an energy source because of its quality and content. It is difficult and uneconomical to use Datong Coal as raw material to extract other valuable chemicals and the economical value of Datong Coal is limited. Since the reserves of Datong Coal in Datong city are tremendous, success in exploring a new way to use Datong Coal to extract coke and other valuable chemical products can add tremendous value to Datong Coal and is an extremely profitable business.

FJCC was established with an aim to make use of Datong Coal resources in Datong City and turn Datong Coal into more valuable chemical products. The shareholders of FJCC have employed a special research institute to conduct the research and development on the coke manufacturing process. Through repeated tests and research, they developed a patented technology ("Coking Technology") on using up to 40% of Datong Coal as raw material to manufacture coke while coking coal component is reduced to 20%. Coking Technology can reduce production cost by 19% as compared to the conventional coke manufacturing technique. The Coking Technology is a fully computerized automatic process, leading to 30% manpower reduction. .ACRE Coking & Refractory Engineering Consulting Corporation MCC, the largest domestic coking project design company was contracted to be responsible for the design of the facilities required by the Coking Technology.

Furthermore, FJCC owns 20 years of drilling rights to a coke mine property called Yong'an coal mine, located in Xixinzhuang Town of Xiaoyi city in Shanxi Province. Yong'an coal mine has rich reserves in coking coal. Together with the Coking Technology and abundant supply of Datong Coal in Shanxi province, FJCC has excellent competitive advantages in producing quality coke with low production cost.

Upon the implementation of the Coking Technology, we can produce coke as a main product with tar, coal gas, crude benzol, sulfur and ammonium sulfate as other products.

COKE AND COKING COAL MARKET IN CHINA

1.    The worldwide market for coke

      Coke is the main raw material for the metal and steel refining industry and it is expected that there will be no substitute for coke in the next 20 to 30 years. With the increasing demand of steel from infrastructure development and manufacturing sectors of developed and developing countries, there is an increasing demand for steel. On the other hand, coke production capacity is decreased gradually. The aging of worldwide coke production facilities, strengthening in environmental protection regulation in developed countries, and the limited supply of coking coal have limited the production capacity of coke.

2.    The coke market in China

      China was the biggest coke producing and coke exporting country in 2004, comprising 49.7% of the world coke production and 50% of world coke exports. In 2004, China produced and consumed 209 million tons and 197 million tons of coke, respectively. Due to the development of metal and steel refining industry, coke consumption in China has increased tremendously. It is projected that in 2005 the total coke consumption in China will be over 225 million tons. However, the total coke production in China will decrease gradually due to the aging of production facilities and difficulties in accessing raw material, coking coal. It is predicted that if the trend of reduction in production volume of coke continues,the shortage in coke in China will be about 35 million tons a year by 2010.

IMPLEMENTATION OF PRODUCTION FACILITIES

The production facilities will be constructed on the 3,593,830 square feet piece of land that the Company owns in Zhoushizhuang Town of Datong City.

The whole construction process will be separated into 2 phases.

In phase 1 we will establish a coke manufacturing facility with a production capacity of 1 million tons per annum. The facility shall include the following:

      1.    And office building complex of approximately 162,000 square feet

      2.    Staffs and workers accommodations

      3.    Coal handling plant - store and handle the incoming coal

      4. Coke-making plant - entirely new type coke oven under our patented Coking Technology. This is a new type of coke oven adopt a new type clean and rapid wet quenching system and also provide a stationary bag-house unit for charging and pushing emission control.

      5. Gas purification plant - consisting of the condensation and exhauster unit, desulfurization unit, ammonium sulfate unit (including coal water stripping unit), final cooler and benzol scrubbing unit, crude benzole distillation unit and tank farm.

      6. Instrument and automation - The detection and regulation unit in the process to carry out centralized monitoring, control and operation of all process plants.

      7. Boiler house, circulating water system, Li-Br refrigerating station, air compressor station

      8.    Machines & Equipment, which include:
            a. Transformer - Most of the transformers of our company are step-down transformer to reduce 35KV of external network to 10KV.
            b. Tamper - It is installed at the fixed railway of the operating room beside the coking coal tower. When the coal charging car enters the coal tower to reclaim the coal, the tamping machine tamps the bulk coal dropped into the coal duct into coal cakes with certain strength to facilitate the coal charging car to send the coal cakes from the side of coke furnace machine into the retort.
            c. Coke Pusher - It is at the side of coking furnace, consisting of two systems as coal pushing and coal charging. The coke pushing system is used to push the mature coke out of the retort and complete the work as follows: opening and closing of the furnace door on the side of the machine before pushing and after pushing, cleaning of furnace door, furnace frame and furnace table as well as the collection and disposition of residual coke.

            d.    Coke Guide System
            e. Furnace Doorframe and Protective Board - It is the protective equipment for the outer body of the furnace. The protective equipment also includes furnace stay, cross bracing, springs and fire door. The function of the furnace doorframe and protective board is to distribute protective pressure onto the furnace body uniformly as well as to guarantee the tightness of the furnace body.
            f. Quenching Car - It receives the flaming coke pushed out from the retort and sends them to the quench coke tower to achieve quenching by water spraying, then places the coke to the cooling table.
            g. Coking furnace - It is a production unit for the purpose of heating and dry distillation of the coal in the inner isolated air to enable the unstable components in the coal to volatilize and the rest of components to produce coke.

In phase 1 we shall expand our coke manufacturing facility to 2 million ton per annum. The facility will be the same as phase 1 and we will duplicate the capacity to achieve 2 million ton production per annum.

OUR PRODUCTS

Upon implementation of our Coking Technology and our commencement into production, our main products will be:

      1. Coke - One of the major component in production of steel, and the users are steel manufacturing companies
      2.    Tar - it is used to produce gasoline and the target users are
      3. Coal gas - it is used to generate electricity and the users are power plants
      4. Crude benzol - it is used to extract chemical solvent and the users are
      5. Sulfur - it is used to manufacture explosives and the users are chemical products producers
      6. Ammonium sulfate - it is used to make chemical fertilizer and the major users are chemical fertilizer producers

TARGET MARKETS AND PRINCIPAL CUSTOMERS

We will identify and target the prestigious and large companies in Shanxi province as our target customers upon commencing our operations and completing the construction of our facilities:

      1.    Coke - steel manufacturers including:
            a.    Shanxi Tongjia Iron & Steel Co., Ltd.
            b.    Tangshan Guohua Iron & Steel Co., Ltd.
            c.    Chongqin Iron & Steel Group
            d.    Zhuhai Yueyufeng Iron & Steel Co., Ltd.
            e.    Guangdong Yangjiang Iron & Steel Co., Ltd.
      2.    Tar - automobile and chemical manufacturing companies including:
            a.    China FAW Group Co., Ltd.
            b.    China Changan Automobile Co., Ltd.

      3.    Coal gas - Local power plants
      4.    Crude benzol - Chemical manufacturing companies
            a.    China Shenma Group
      5.    Sulfur - Explosive and chemical products manufacturers
      6.    Ammonium sulfate - Fertilizer manufacturers including:
            a.    Datong Fertilizer Co., Ltd
            b.    Hebei Baoding Chemical Fertilizer Company
            c.    Zhangjiakou Fertilizer Co.,Ltd.

Our management has confidence that a majority of these potential customers will ultimately become our customers upon the commencement of our operations because most of these companies have prior business relationships with our management, directors and shareholders.

SALES AND MARKETING

All of our products are industrial products and we will not rely on distributors or wholesalers to distribute our products. Instead we will market our products directly to our target customers. All our potential customers have prior business relations with our management, directors and shareholders and the management believes no distributors or wholesalers are needed.

In view of the fact that we market our products directly to target customers without relying on any distribution networks, we shall establish a direct selling team when we commence operations and complete our construction of our coke manufacturing facilities. A direct selling team under the Company's management can definitely better serve our customers and provide pre-sales and after-sales services.


COMPETITION

The competitive environment in China for coke manufacturing is not severe because of the difficulties in accessing raw material and need for huge economy of scale in the production process.

Local competitors with comparable production scale as of our company upon completion of construction of our production facilities are:

      1.    Shan Xi Sun Coking co., Ltd
      2.    Jin Hui Coal and Chemical Industry Co., Ltd
      3.    Tai Yuan Coal Gas Co., Ltd
      4.    Shanxi Yunzhong Coking Co,. Ltd
      5.    Tangshan Jiahua Co., Ltd

These named competitors are all adopting traditional coking manufacturing technology that uses coking coal as main raw material and lead to high production cost.

We have the following competitive edges over our competitors:

      1. We adopt our patented Coking Technology and use Datong Coal as the main raw material for production of coke and our production cost is lower than our competitors.
      2. We are located in Shanxi province where there is an abundant reserve in Datong Coal and we have the competitive advantage of proximity to raw materials. As a result, we have a quality, stable and cheap source of Datong Coal.
      3. We have a 20 years of exclusive, guaranteed mine drilling rights on Yong'an coal mine, which is capable of over extracting over 1 million ton of coking coal per year. As a result, we have direct access to a guaranteed source of coking coal as raw material at a much cheaper cost than purchasing from outside vendors.
      4. We have confirmed and stable purchase orders from our shareholders to support us to operate in a sizable scale of operations in order to achieve the economy of scale in production to ensure low production cost.

PRINCIPAL OFFICE

Our headquarters, office and production facilities are located at Zhoushizhuang Town, Datong city, Shanxi Province, China.

EMPLOYEES AND ORGANIZATION

Currently the Company has a total of 10 employees as follows:

Company                       Position                            Number
------------                  -----------------------         ----------------

NTHH                   :      Chief Executive Officer                1
Hopeful Asia           :      General Manager                        1
FJCC                   :      General Manager                        1
                              Business Manager                       1
                              Assistant Manager                      1
                              Chief Engineer                         1
                              Engineer                               2
                              Secretary                              1
                              Driver                                 1

                                                              ----------------
                                                              ----------------
                              TOTAL                                 10
                                                              ================

The Chief Executive Officer of NTHH, General Manager of Hopeful Asia and General Manager of FJCC received no compensation from the Company for the fiscal period ending June 30, 2005 and from July 1, 2005 to September 30, 2005. The Company currently has no agreements for compensation of its chief executive, and has no stock option plan or other equity compensation plan for its employees.


PATENTS AND INTELLECTUAL PROPERTIES

We have been awarded a national patent of the Coking Technology, i.e., using a high-proportion of Datong Coal as a coking manufacturing raw material. The technology was developed by our Company in collaboration with the Heat Energy Institute of China. We conducted trial productions at Xiaoyi Jinyan Electric, Coal & Chemical Co., Ltd for six months. On August 11, 2003, we filed our application for the patent with Datong City, Shanxi Provincial Government and State Science and Technology Commission. On July 20, 2005, a national invention patent was officially granted (Patent No.: ZL03133686.8) to six individuals. All of the six individuals had fully assigned their ownership of the patent to the Company through separate agreements.

The use of the Coking Technology can lower the cost of manufacturing coke from approximately RMB 745 per ton to RMB 605 per ton, since the Coking Technology enables us to use up to 40% of Datong Coal as raw material. The cost of producing coke will be lowered by 19%.

GOVERNMENT REGULATIONS

There are several sets of rules and regulations in China governing the conduction of coke manufacturing business in China:

1.    Regulations on Labor Protection in Workplaces Where Toxic

      This regulation was adopted by the 57th Executive Meeting of the State Council held on April 30, 2002 and effective on the same day. This is a regulation to safeguard labor safety in Shanxi mining business.

      These Regulations are formulated in accordance with the provisions of the Law on the Prevention and Control of Occupational Diseases and other relevant laws and administrative regulations for the purposes of ensuring the safe use of toxic substances in workplaces, preventing against, controlling, and eliminating occupational poisoning hazards, and protecting workers' lives safety, body health and their relevant rights and interests.

      These regulations shall be applicable to labor protection against possible occupational poisoning hazards due to the use of toxic substances in workplaces. All coal and coke producers are required by Chinese government to comply with this regulation.

2.    Regulations on the Labor Management of the Foreign-Funded Enterprises

      The regulations are formulated in accordance with State Laws and Administrative Regulations to safeguard the legal rights and interests of the employees of foreign-funded enterprises (FFEs) in China to maintain and develop stable and harmonious relations between the FFEs and the employees.

      The regulations are applicable to Sino-foreign joint equity ventures, Sino-foreign cooperative ventures, wholly owned foreign enterprises and Sino-foreign limited companies established in accordance with the law of China.

3.    Law of the People's Republic of China on Safety in Mines

      It was declared effect on May 1, 1993 to regulate mining safety policies in China.

      This Law is formulated to maintain safety in mines exploitation to prevent accidents and protect the safety of workers and staffs working in the mines.

      All activities relating to exploitation of mineral resources conducted within China shall comply with this regulation.

      Mining companies must possess facilities that ensure safety in production, establish safety management systems and take effective measures to improve the working conditions for workers and staffs. Mining companies are required by this regulation to strengthen safety control in mines in order to labor safety.

4.    General Provision to Regulations of Coal Mines in China

      This was an administrative law issued by the National Standing Committee on August.29, 1996 and effective on December.1, 1996.

      The main purpose of the regulations is to:

      1. Regulate exploitation, utilization and protection of coal resources, regulate coal production and management, promote and guarantee the healthy development of coal industry.

      2. Protect Coal resources in China. Any action to destroy coal resources through illegal or excessive exploitation is forbidden.

      3. Protect the legal rights and interests of investors investing in the exploitation of coal resources in China.

      The regulations are applicable towards coal mines located in the territories of China.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This report contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "NTHH believes," "management believes" and similar language. The forward-looking statements are based on the current expectations of NTHH and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under "Description of Business" and "Management's Discussion and Analysis or Plan of Operation". The actual results may differ materially from results anticipated in these forward-looking statements. We base the forward-looking statements on information currently available to us, and we assume no obligation to update them.

On August 15, 2005, pursuant to the terms of an Agreement for Share Exchange (the "NewFair Share Exchange Agreement") dated by and among the Company, Alan Lew, an individual ("Alan Lew"), Newfair Associates Limited, a British Virgin Islands corporation ("Newfair"), and the Shareholders of Newfair (collectively the "Shareholders"), the Company acquired all of the issued and outstanding common stock of Newfair from the Shareholders in exchange for a total of 21,614,000 shares of common stock of the Company(the "Newfair Exchange Shares"). Following the issuance of the Newfair Exchange Shares, the Company has a total of 24,667,665 shares of common stock issued and outstanding.

Immediately after closing of the transaction, the Company transferred all of its ownership interest in its wholly-owned subsidiary, PNC Labs, Inc. ("PNC") to Alan Lew in exchange for Alan Lew assuming all of the assets and liabilities of PNC. As additional consideration, the Company issued 200,000 shares of common stock to Alan Lew (who immediately transferred it to PNC). Also, the Company agreed to pay a total of $130,000 to Alan Lew, which was also transferred to PNC, of which $15,000 has already been paid. The remaining $115,000 shall be paid upon the earlier to occur of (i) The Company raising sufficient funds from third party investors such that all debts and obligations of PNC have been extinguished, or (ii) February 15, 2007.

On October 28, 2005, the Company entered into a Rescission Agreement (the "Rescission Agreement") pertaining to the NewFair Share Exchange Agreement dated August 15, 2005 principally between the Company and NewFair Associates Limited ("NewFair"). The effect of the Rescission Agreement is to rescind the transactions set forth in the NewFair Share Exchange Agreement. $15,000 payment to PNC was forfeited and retained by PNC. However, the balance of $115,000 additional consideration as pursuant to the NewFair Share Exchange Agreement was cancelled and the Company was no longer liable to PNC for $115,000.

As a result of the cancellation of shares pursuant to the terms of the Rescission Agreement, the historical shareholders of NewFair no longer have effective control of the Company and control will revert to the Registrant's shareholders prior to August 15, 2005.

On November 1, 2005, pursuant to the terms of an Agreement for Share Exchange (the "Tagalder Share Exchange Agreement") entered into by and among the Company, Alan Lew, Tagalder C3 Holdings Inc., a British Virgin Islands corporation ("Tagalder"), and the Shareholders of Tagalder (collectively the "Shareholders"), the Company acquired all of the issued and outstanding common stock of Tagalder from the Shareholders in exchange for a total of 19,946,000 shares of the common stock of the Company (the "Tagalder Exchange Shares"). Additional consideration of $150,000 shall be paid to PNC upon the earlier to occur of (a) the Company successfully raising at least $150,000 from third party investors, or (b) November 1, 2006.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

NTHH's financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 to our financial statements. While all these significant accounting policies impact its financial condition and results of operations, NTHH views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on NTHH's consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an adverse effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

RESULTS OF OPERATIONS

During the period from May 27, 2005 (inception of Tagalder) through September 30, 2005, the Company has engaged in no significant operations other than organizational activities, acquisition of FJCC and capital resources. The Company primarily engaged in preparing and organizing the commencement of operations and future developments of FJCC, which will commence operations in 2006. No revenues were received by the Company during this period.

The Company experienced a net loss of $121,458 for the period from May 27, 2005 (Inception of Tagalder) to September 30, 2005. Expenses amounting to i$64,919 were incurred to maintain its corporate existence and to pay professional expenses. A total of $56,538 was spent on technical researches and related professional consultant expenses in FJCC to prepare for the commencement of operations in 2006.


Liquidity and Capital Resources

Cash

Our cash balance amounted to $16,298 at September 30, 2005.

The Company is currently funding its operations from loans from shareholders and expects to be funded through cash flow from operations in 2006, upon FJCC commencing its operations.

From time to time the Company may require extra funding through financing activities and investments for expansion of FJCC. FJCC shall commence operations to drill into the coke mine and generates revenue through sales of coke raw material. However, the Company will also construct its own facilities to process and extract products from coke as raw material. Funding is required for construction of facilities. Also, from time to time, the Company may come up with new expansion opportunities for which our management may consider seeking external funding and financing. However, as of September 30, 2005, the Company did not have any plan for new acquisitions.

NEW ACCOUNTING PRONOUNCEMENTS

1.    SOP 03-3 Accounting for Certain Loans or Debt Securities Acquired in a
      Transfer

      This SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. This pronouncement is effective for loans acquired in fiscal years beginning on or after December 14, 2004.

2. EITF 02-14 Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock (May 2004)

      The consensus of the task force is that the equity method of accounting for an investment should be used when the investment is in-substance common stock. When the investment is not in-substance common stock the equity method is not to be used. This pronouncement is effective for reporting periods beginning after September 15, 2004.

3.    SFAS 151 Inventory Costs (November 2004)

      This statement amended ARB 43 to require items such as idle facility expense, excessive spoilage, double freight, and rehandling costs to be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This pronouncement is effective for fiscal years beginning after June 15, 2005.

4.    SFAS 152 Accounting for Real Estate Time-Sharing Transactions (December
      2004)

      This statement adopted the AICPA's SOP 04-2 "Accounting for Real Estate Time-Sharing Transactions", providing guidance on a seller's accounting for real estate time-sharing transactions. This pronouncement is effective for fiscal years beginning after June 15, 2005.

5.    SFAS 153 Exchange of Non-Monetary Assets (December 2004)

      This statement confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged except for exchanges of nonmonetary assets that do not have commercial substance. Those are measured at entity specific values. This pronouncement is effective for exchanges occurring in fiscal periods beginning after June 15, 2005.

6.    SFAS 123 (revised 2004)--Share-Based Payment (December 2004)

      The statement requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. This pronouncement is effective for non-SB issuers on the first interim or annual period beginning after June 15, 2005, and effective for SB issuers on the first interim or annual period beginning after December 15, 2005. It is effective for non-public entities on the first annual reporting period beginning after December 15, 2005.

The implementations of the above pronouncements are not expected to have a significant effect on the Company's consolidated financial statement presentation or disclosure.

INFLATION

Inflation has not had a material impact on our business.

CURRENCY EXCHANGE FLUCTUATIONS

All of the Company's revenues and a majority of the expenses from May 27, 2005 to September 30, 2005 were denominated primarily in Renminbi ("RMB"), the currency of China and Hong Kong Dollar (HKD), the currency of Hong Kong. There can be no assurance that RMB-to-U.S. dollar exchange rates and HKD-to-U.S. dollar exchange rates will remain stable. A devaluation of RMB or HKD relative to the U.S. dollar would adversely affect our business, financial condition and results of operations. We do not engage in currency hedging.

ITEM 3. DESCRIPTION OF PROPERTY

Through FJCC, we own a 3,593,830 square foot piece of land in Zhoushizhuang town, Datong city, Shanxi province, adjacent to the coke mine of which FJCC has the drilling rights.

There is no lien or encumbrance on any of the mentioned properties.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock as of November 10, 2005 (subsequent to the issuance of Tagalder Exchange Shares) by each person known to us to own beneficially more than 5% of our common stock, each of our directors, each of our named executive officers; and all executive officers and directors as a group.

                                                       Shares               %
Name                         Position Held              Owned             Owned
------------------      ------------------------     ----------          ------

Chun Ka Tsun            Chief  Executive Officer     10,338,200 (1)        43.5%
                         and director

Alan Lew                Director                      1,287,511             5.4%

Chan Tsz King                                         8,974,840 (2)        37.7%


All directors and
executive officers
as a group                                           11,625,711            48.9%

------------------
      (1) Chun Ka Tsun held the ownership in NTHH through TG Wanasports Management Limited, a BVI incorporated company wholly owned by Mr. Chun
      (2) Chan Tsz King held the ownership in NTHH through Fugu Enterprise, Inc., a BVI incorporated company wholly owned by Mr. Chan

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The table below sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of our company. Our executive officers are appointed annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there were no arrangements or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. Currently, directors are not compensated for serving on the Board of Directors. We have not established compensation or executive committees. Currently, our entire board of directors serves as our audit committee. Because of the small size of the Company and the risk attendant to a small public company, we are currently unable to attract an audit committee financial expert to our Board of Directors.


RESIGNATION AND APPOINTMENT OF DIRECTOR

Subsequent to the NewFair Share Exchange Agreement on August 15, 2005, effective August 30, 2005, Mr. Alan Lew resigned as Chief Executive Officer, President, Chief Financial Officer and any other capacity as an officer of the Company. Mr. Andre Todd resigned as a Director and Secretary of the Company, and Mr. Aaron Etra resigned as a Director of the Company.

Effective upon Mr. Andre Todd's and Mr. Aaron Etra's resignations, the Board of Directors appointed Mr. Ivan Wong as director, President, Chief Financial Officer and Secretary of the Company and Mr. Yue Wei as Chief Executive Officer of the Company. On September 9, 2005, Mr. Wei was appointed as a member of the board of directors of the Company.

Subsequent to the Rescission Agreement on October 28, 2005, Mr. Wei resigned as director and Chief Executive Officer of the Company and Mr. Wong resigned as directors, President, Secretary and Chief Financial Officer on the same day. Neither Mr. Wei nor Mr. Wong had any disagreements with the Company.

On November 1, 2005, the Company completed the Tagalder Share Exchange Agreement and effective November 4, 2005, Mr. Chun Ka Tsun, age 32, was appointed as a member of the board of directors of the Company.

BIOGRAPHIES OF OFFICERS AND DIRECTORS

Chun Ka Tsun

Mr. Chun Ka Tsun, age 32 is the Chief Executive Officer and Director of the Company. For the past 13 years Mr. Chun had been self employed as a business management consultant. He has experience in corporate finance transactions, mergers and acquisitions, project financing, direct investments, company restructuring and capital fund raising activities.

Alan Lew

Alan Lew, is a Director of the Company. Mr. Lew has vast experience and contacts in the Biotechnology industry. He was most recently a Clinical site manager with Pfizer Inc. where part of his responsibilities included monitoring and locating new physicians for investigational trials. Mr. Lew has also worked for Memorial Sloan-Kettering Hospital in New York City and Acorda Therapeutics.

Name                      Position                           Date Of Appointment
--------------            -----------------------            -------------------

Chun Ka Tsun              Chief Executive Officer            November 4, 2005
                          Director

Alan Lew                  Director                           July 11, 2003


CODE OF ETHICS

The Company has not yet adopted a code of ethics, but intends to do so in the very immediate future.

ITEM 6. EXECUTIVE COMPENSATION

The executives of the Company received no compensation from the Company for the fiscal period ending June 30, 2005 and from July 1, 2005 to September 30, 2005. The Company currently has no agreements for compensation of its executive, and has no stock option plan or other equity compensation plan for its employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company, through Tagalder, borrowed funds from Chun Ka Tsun, the Chief Executive Officer, Director and over 5% shareholder of the Company, through TG Wanasports Management Limited, a company registered in BVI and wholly owned by Chun Ka Tsun. The Company through Tagalder also borrowed funds from Chan Tsz King, an over 5% shareholder of the Company, through Rich Key International Investment Limited, a company registered in Hong Kong and wholly owned by Chan Tsz King.

For the period ended September 30, 2005, the Company borrowed $11,417 from Chun Ka Tsun and $11,380 from Chan Tsz King.

ITEM 8. DESCRIPTION OF SECURITIES

The Company has authorized up to 100,000,000 shares of common stock with a par value of $0.001 per share. As of June 30, 2005 and September 30, 2005, there were 3,086,665 and 3,836,665 shares of common stock issued and outstanding, respectively. On November 1, 2005, the Company completed the Tagalder Share Exchange Agreement and issued a total of 19,946,000 common shares. After the issuance, the Company had 23,782,665 shares issued and outstanding.

The Company has authorized up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences. As of June 30, 2005 and September 30, 2005, there were no series or shares of preferred stock issued or outstanding.

                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "NTHH".

Trading in our common stock has been limited and sporadic. The following table shows the range of high and low bid quotations reported by the OTCBB in each fiscal quarter from October 1, 2003 to September 30, 2005, and the subsequent interim period. The OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. As of September 30, 2005, there were approximately 470 holders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

BID PRICES FOR THE REPORTING PERIOD

Year                         Period                        High              Low
----                 -----------------------               ----             ----

2003                 Fourth quarter                        0.40             0.40

2004                 First Quarter                         1.80             0.60
                     Second Quarter                        1.00             0.32
                     Third Quarter                         2.75             0.20
                     Fourth quarter                        1.50             0.20

2005                 First Quarter                         0.60             0.60
                     Second Quarter                        1.30             0.25
                     Third Quarter                         0.88             0.20
                     Fourth Quarter (through               0.75             0.26
                     November 18, 2005)


DIVIDENDS

We presently intend to retain future earnings, if any, to provide funds for use in the operation and expansion of our business. Accordingly, we have not declared or paid any dividends to our common shareholders and do not presently intend to do so. Any future decision whether to pay dividends will depend on our financial condition and any other factors that our Board of Directors deems relevant.

ITEM 2. LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company's or our company's subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On October 12, 2005, the Board of Directors of the Company appointed Clancy & Co., P.L.L.C., Certified Public Accountants and Consultants to take over the audit responsibilities from, Madsen & Associates CPA's, Inc.; Madsen & Associates CPA's, Inc. was dismissed on that same date.

During the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of Clancy & Co., Certified Public Accountants and Consultants, the Company (or someone on its behalf) has not consulted with, Clancy & Co., Certified Public Accountants and Consultants, or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304(a)(2) of Regulation S-B.

During the Company's two most recent fiscal years and the subsequent interim period through the date of dismissal, the Company has not had any disagreements with its former accountant, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

During the Company's two most recent fiscal years, the Company had a lack of recurring revenues from existing operations with losses from prior operations, a working capital deficit and an accumulated deficit that raised and resulted in the former accountants qualifying their opinion to indicate that this raised substantial doubt about the Company's ability to continue as a going concern. The Company's plans as to these matters were described in Note 1 to the financial statements and the consolidated financial statements did not include any adjustments that might result from the outcome of said uncertainty. The reports of the Company's former accountants relating to such periods do not include any adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope, or accounting principles.

The Company provided Madsen & Associates, CPA's, Inc. with a copy of this disclosure and requested that Madsen & Associates CPA's, Inc. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements.

On November 7, 2005, Madsen was reengaged to take over the audit responsibilities from Clancy and and Clancy was dismissed on that same date.

No audit reports have ever been issued by Clancy during the period they served as the Company's independent auditor, as Clancy served as the Company's auditor for less than thirty days. Clancy had been appointed on October 12, 2005 as the Company's independent auditor in connection with a proposed merger on August 15, 2005 with Newfair Associates Limited that was rescinded on October 28, 2005. As a result of the rescinded merger, the Company's Board of Directors approved the change of accountants to Madsen, who had been the Company's preceding auditor prior to the change to Clancy.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 2005, pursuant to the NewFair Share Exchange Agreement, the Company issued a total of 21,614,000 shares of common stock under Section 4(2) of the Securities Act of 1933, as amended, and appropriate legends were affixed to the share certificates and other instruments issued in such transaction as the consideration of the share exchange.

Immediately after closing of the transaction, the Company issued 200,000 shares of common stock to Alan Lew (who immediately transferred it to PNC) as consideration for disposal of PNC to Alan Lew. Such issuance was effectuated under Section 4(2) of the Securities Act of 1933, as amended, and an appropriate legend was affixed to the share certificate and other instruments issued in such transaction.

On October 28, 2005, the Company entered into the Rescission Agreement pertaining to the NewFair Share Exchange Agreement dated August 15, 2005 with NewFair. As a result, the Company cancelled 21,614,000 shares of Newfair Exchange Shares issued during the transaction.

The Company entered into the Tagalder Share Exchange Agreement on November 1, 2005 and effective on the same date, the Company issued 19,946,000 shares of common stock, in the aggregate, to the Shareholders pursuant to the terms of the Tagalder Share Exchange Agreement. Such issuances were effected under Section 4(2) of the Securities Act of 1933, as amended, and appropriate legends were affixed to the share certificates and other instruments issued in such transaction.

Certain warrant holders exercised their warrants for 550,000 shares of the Company's common stock for the cancellation of $80,000 against a note payable.

As mentioned above, under the spin-off of PNC Labs on August 14, 2005, the Company issued 200,000 shares of its common stock for the assumption of net liabilities. This issuance of common stock was valued at $0.88 per share, or $176,000.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling 1934 persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 22, 2005                                 NT HOLDINGS CORP.


                                                         /s/ Chun Ka Tsun
                                                         -----------------------
                                                     By: Chun Ka Tsun
                                                    Its: Chief Executive Officer

                           TAGALDER C3 HOLDINGS, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                 FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

                           TAGALDER C3 HOLDINGS, INC.
                                AND SUBSIDIARIES


                                    CONTENTS

PAGE 1     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE 2     CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2005

PAGE 3     CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD
           FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

PAGE 4 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE PERIOD FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

PAGE 5 CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

PAGE 6     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005

Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. FLINT MEADOW DR., SUITE D, KAYSVILLE, UT 84037
PHONE: (801) 927-1337 FAX: (801) 927-1344



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
Tagalder C3 Holdings, Inc.
Hong Kong

We have audited the accompanying balance sheet of Tagalder C3 Holdings, Inc. as of June 30, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from May 27, 2005 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tagalder C3 Holdings, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the period from May 27, 2005 (inception) to June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.


Child, Sullivan & Company
Kaysville, Utah
November 7, 2005

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2005


                                     ASSETS
                                                                         2005
                                                                      ---------
CURRENT ASSETS
  Cash and cash equivalents                                           $  18,952
  Prepayments and deposits                                                2,440
                                                                      ---------
          Total current assets                                           21,392

Construction in progress                                                296,209

                                                                      ---------
    TOTAL ASSETS                                                      $ 317,601
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Other payables                                                        $ 294,285
Accrued expenses                                                            652
Due to stockholders                                                      25,495
Due to employees                                                          1,868
                                                                      ---------
          Total current liabilities                                     322,300

                                                                      ---------
TOTAL LIABILITIES                                                       322,300

MINORITY INTEREST                                                        18,577

STOCKHOLDERS' DEFICIT
Common stock, $1.00 par value; 50,000 shares authorized;
1,000 shares issued and outstanding                                       1,000
Accumulated deficit                                                     (24,276)
                                                                      ---------
          Total stockholders' deficit                                   (23,276)
                                                                      ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $ 317,601
                                                                      =========


        See accompanying notes to the consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

                                                                   PERIOD FROM
                                                                   MAY 27, 2005
                                                                   (INCEPTION)
                                                                    TO JUNE 30,
                                                                       2005
                                                                   ------------
REVENUES                                                           $          0

COST OF GOODS SOLD                                                            0
                                                                   ------------

GROSS PROFIT                                                                  0

General and administrative expenses                                      24,276
                                                                   ------------

LOSS FROM OPERATIONS                                                    (24,276)
                                                                   ------------

LOSS BEFORE INCOME TAXES                                                (24,276)

INCOME TAXES                                                                  0
                                                                   ------------

NET LOSS                                                           $    (24,276)
                                                                   ============


        See accompanying notes to the consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
          FOR THE PERIOD FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

                                          Common Stock
                                      -------------------      Additional
                                                    Par          Paid-In        Accumulated
                                       Shares      Value         Capital          Deficit        Total
                                      --------   --------   -----------------   -----------    --------
BALANCE AT MAY 27, 2005 (INCEPTION)         --   $     --   $              --   $       --    $     --

Stock issued for cash                    1,000      1,000                  --           --       1,000

Net loss for the period                     --         --                  --      (24,276)    (24,276)

                                      --------   --------   -----------------   ----------    --------
BALANCE AT JUNE 30, 2005                 1,000   $  1,000   $              --   $  (24,276)   $(23,276)
                                      ========   ========   =================   ==========    ========


        See accompanying notes to the consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE PERIOD FROM MAY 27, 2005 (INCEPTION) TO JUNE 30, 2005

                                                                         2005
                                                                       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $(24,276)

  Changes in operating assets and liabilities,
  excluding the effects of the acquisition:
  (Increase) Decrease in
     Other payable                                                       20,000
                                                                       --------

  Net cash used in operating activities                                  (4,276)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash used in purchase of subsidiary                                       (12)
  Cash acquired in purchase of subsidiaries                               7,405
                                                                       --------

  Net cash provided by investing activities                               7,393

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                1,000
  Cash provided by shareholders                                          14,835
                                                                       --------

  Net cash provided by financing activities                              15,835
                                                                       --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                18,952

  Cash and cash equivalents,  beginning of period                             0
                                                                       --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                               $ 18,952
                                                                       ========


SUPPLEMENTARY CASH FLOW INFORMATION                                      2005
                                                                       --------

 1. Interest paid                                                      $      0
                                                                       ========

 2. Income taxes paid                                                  $      0
                                                                       ========

 3. On June 30, 2005 the Company completed the acquisition of Hopeful Asia Limited. The following represents the assets purchased and liabilities assumed at the acquisition date:

       Cash                                                            $  7,405
       Prepayments and deposits                                           2,440
       Construction in progress                                         296,209
                                                                       --------
          Total assets purchased                                        306,054

                Other payables                                          228,057
                Accrued expenses                                            652
                Due to stockholder                                       10,660
                Due to employees                                          1,868
                                                                       --------
          Total liabilities assumed                                     241,237

          Minority interest in subsidiary                                18,577
                                                                       --------
       Net assets acquired                                               46,240
                                                                       --------

       Net purchase price included in other payables                   $ 46,240
                                                                       ========


        See accompanying notes to the consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Our company, Tagalder C3 Holdings, Inc. ("we", "us", "our", "C3" or "our Company"), was formed as a privately owned company incorporated under the laws of British Virgin Islands on May 27, 2005. The Company has no full-time employees and owns no real estate.

      On June 27, 2005, the Company entered into an Agreement for Share Exchange with Tagalder Global Investment, Inc. (Formerly Golden Media Inc.), a company incorporated under the laws of the State of Delaware on September 14, 2004, pursuant to which Tagalder Global Investment, Inc. agreed to acquire all of the issued and outstanding shares of C3 in exchange for the issuance of 50,000,000 shares of the Tagalder Global Investment, Inc.'s issued and outstanding common stock. The transaction was completed on June 30, 2005 and following the acquisition C3 became a wholly-owned subsidiary of Tagalder Global Investment, Inc.

      Through its wholly-owned subsidiary Hopeful Asia Limited, a Hong Kong corporation ("Hopeful"), C3 owns 75% of the drilling rights and operations of a coke mine property located in Shanxi, China through Fujia Coking and Chemical Company Limited, a company incorporated in China ("FJCC").

2.    BASIS OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company, Hopeful Asia Limited and Fujia Coking and Chemical Company Limited. All material inter-company accounts and transactions have been eliminated in consolidation.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Economic and Political Risks

            The Company's operations are conducted in China. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in China, and by the general state of China's economy.

            The Company's operations in China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

      (b)   Land Use Rights

            According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are amortized using the straight-line method over the lease term of 40 to 50 years.

      (c)   Plant and Equipment

            Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

                  Buildings                                    40 years
                  Machinery and equipment                      10 years
                  Leasehold improvements                       10 years
                  Motor vehicles                                5 years
                  Office equipment and furniture                5 years
                  Other equipment                               5 years

            The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (d)   Accounting for the Impairment of Long-Lived Assets

            The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is done by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the period ended June 30, 2005.

      (e)   Construction In Progress

            Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

      (f)   Inventories

            Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

      (g)   Accounts Receivable

            Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. There were no bad debts for the period ended June 30, 2005.

      (h)   Deposits to Suppliers

            Deposits to suppliers represent the cash paid in advance for purchasing raw materials and equipment.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (i)   Research and Development

            Research and development costs are expensed as incurred. There is no capitalization of any research and development cost for the period ended June 30, 2005.

      (j)   Cash and Cash Equivalents

            The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company does not maintain any bank accounts in the United States of America.

      (k)   Fair Value of Financial Instruments

            The Company's financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, short-term bank loans, customer deposits, taxes payable, other payables and accrued expenses and due to stockholders. Management has estimated that the carrying amount approximates their fair value due to their short-term nature.

      (l)   Revenue Recognition

            Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers and service income is recognized when services are provided.

            Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

      (m)   Advertising Costs

            The Company expenses advertising costs as incurred or the first time advertising takes place. Point of sale materials are accounted for as inventory and charged to expense as utilized.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (n)   Foreign Currency Translation

            The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi
            (RMB) and Hong Kong Dollar (HK$). The financial statements are translated into United States dollars from RMB and HK$ at the single rate of exchange of HK$1.00:RMB1.04 and US$1.00:HK$7.80, respectively.

            HK$ is freely convertible into foreign currency. However, the RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB and HK$ amounts could have been, or could be, converted into US dollars at the rates used in translation.

      (o)   Retirement Benefits

            The Company is required to provide retirement benefits for its China operations through FJCC. It is in the form of contributions under defined contribution retirement plans to the relevant authorities that are charged to the consolidated statements of income as incurred. There was no retirement benefit expense for the period ended June 30, 2005 as the Company has not commenced its operations.

      (p)   Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

      (q)   Income Taxes

            The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

            In accordance with the relevant tax laws and regulations of China, the corporation income tax rate is 33%.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (r)   Segments

            The Company operates in only one business segment, namely coke mine drilling in China.

      (s)   Loss Per Share

            Basic loss per share is computed by dividing net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no outstanding dilutive securities at June 30, 2005.

      (t)   Recent Accounting Pronouncements

            SOP 03-3 Accounting for Certain Loans or Debt Securities Acquired in a Transfer

            This SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. This pronouncement is effective for loans acquired in fiscal years beginning on or after December 14, 2004.

            EITF 02-14 Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock (May 2004)

            The consensus of the task force is that the equity method of accounting for an investment should be used when the investment is in-substance common stock. When the investment is not in-substance common stock the equity method is not to be used. This pronouncement is effective for reporting periods beginning after September 15, 2004.

            SFAS 151 Inventory Costs (November 2004)

            This statement amended ARB 43 to require items such as idle facility expense, excessive spoilage, double freight, and rehandling costs to be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This pronouncement is effective for fiscal years beginning after June 15, 2005.

            SFAS 152 Accounting for Real Estate Time-Sharing Transactions (December 2004)

            This statement adopted the AICPA's SOP 04-2 "Accounting for Real Estate Time-Sharing Transactions", providing guidance on a seller's accounting for real estate time-sharing transactions. This pronouncement is effective for fiscal years beginning after June 15, 2005.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      SFAS 153 Exchange of Non-Monetary Assets (December 2004)

      This statement confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged except for exchanges of nonmonetary assets that do not have commercial substance. Those are measured at entity specific values. This pronouncement is effective for exchanges occurring in fiscal periods beginning after June 15, 2005.

      SFAS 123 (revised 2004)--Share-Based Payment (December 2004)

      The statement requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. This pronouncement is effective for non-SB issuers on the first interim or annual period beginning after June 15, 2005, and effective for SB issuers on the first interim or annual period beginning after December 15, 2005. It is effective for non-public entities on the first annual reporting period beginning after December 15, 2005.

      The implementations of the above pronouncements are not expected to have a material effect on the Company's consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

4.    BUSINESS COMBINATIONS

      On June 26, 2005, the Company entered into an Agreement for Share Purchase to purchase 100% ownership of Hopeful Asia Limited (Formerly Sound (Asia) Limited and has its name changed on February 16, 2005), a Hong Kong corporation ("Hopeful"), which is the owner of 75% of the drilling rights of a coke mine property located in Shanxi, China through Fujia Coking and Chemical Company Limited, a company incorporated in China on March 23, 2005 ("FJCC"). Pursuant to the Agreement for Share Purchase, the Company purchased 100 shares of Hopeful Asia Limited from its 3 shareholders at US$ $0.13 per share and for a period of 12 months from Closing, upon Fujia Coking and Chemical Company Limited distributing a dividend in cash to the Company, the Company is obligated to remit 10% of the dividend received to Sellers in cash.

      The acquisition date for accounting purposes was June 27, 2005. Since no business activities were conducted by Hopeful from June 27, 2005 to June 30, 2005, no operations of Hopeful or FJCC are included in the consolidated statement of operations.

      On June 27, 2005, the Company entered into an Agreement for Share Exchange with Tagalder Global Investment, Inc. (Formerly Golden Media Inc.), a company incorporated under the laws of the State of Delaware on September 14, 2004, pursuant to which Tagalder Global Investment, Inc. agreed to acquire all of the issued and outstanding shares of C3 in exchange for the issuance of 50,000,000 shares of Tagalder Global Investment, Inc. common stock. The transaction was completed on June 30, 2005 and following the acquisition C3 became a wholly-owned subsidiary of Tagalder Global Investment, Inc.

      On September 30, 2005, Tagalder Global Investment, Inc. disposed of all of its ownership of the Company. Subsequent to the disposal, the Company ceased to be a subsidiary of Tagalder Global Investment, Inc.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

5.    CONSTRUCTION IN PROGRESS

      Construction in progress deposits of the Company is FJCC's down payments and upfront payments paid to three vendors for technical design of the coke manufacturing plant facilities and coke production equipment.

6.    OTHER PAYABLES

      The breakdown of the other payables of the Company as of June 30, is as follow

                                                               2005
                                                        -----------------

         C3                                             $          66,228
         FJCC                                                     228,057
                                                        -----------------
         TOTAL                                          $         294,285
                                                        =================

       The breakdown of other payable of C3 includes:

                                                          June 30, 2005
                                                       ------------------

         Audit fee payable to auditor                  $           20,000
         Payable to shareholders of Hopeful Asia                   46,228
                                                       ------------------
         TOTAL                                         $           66,228
                                                       ==================

      Pursuant to the terms of the Agreement for Share Purchase to purchase 100% ownership of Hopeful Asia Limited, for a period of 12 months from Closing, upon Fujia Coking and Chemical Company Limited distributing dividends in cash to the Company, the Company is obligated to remit 10% of the dividends received to the sellers. The Company estimates that $46,228 will be paid by the Company to the sellers of Hopeful Asia Limited as payment for acquisition within the next 12 months and has recorded the amount as a current liability.

      Other payables of FJCC are short-term non interest bearing borrowings from third parties with no fixed repayment terms. The breakdowns of the other payables of FJCC from the two lenders as of June 30, 2005 are as follows:

         Name of lenders                                      2005
         ---------------------------------------       ------------------

         Shanxi Erpu Energy Sources Trading Ltd.       $          221,893

         Taiyuen Golden Electric Fuel Ltd                           6,164

                                                       ------------------
         TOTAL                                         $          228,057
                                                       ==================

7.    DUE TO STOCKHOLDERS

      Amounts due to stockholders are unsecured, interest free, and have no fixed repayment terms.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2005

8.    ADVANCE FROM EMPLOYEES

      Advances from employees are unsecured, interest free and have no fixed repayment terms.


9.    GENERAL AND ADMINISTRATIVE EXPENSES

      General and administrative expenses are expenses of C3 from May 27, 2005 to June 30, 2005. Detail breakdown of the expense is as follow:

                                                                   From May 27,
                                                                      205 to
                                                                   June 30, 2005
                                                                   -------------

         Bank Charges                                              $         276
         Legal an professional expenses                                   24,000

                                                                   -------------
         TOTAL                                                     $      24,276
                                                                   =============


10.   STOCKHOLDERS' EQUITY

      The shareholding structure of the Company as of June 30, 2005 consists of 50,000 shares of authorized common stock at par value of $1.00 and a total of 1,000 shares issued and outstanding.

      There are no preferred shares, warrants or options outstanding as of June 30, 2005.

11.   SUBSEQUENT EVENT

      On September 30, 2005, Tagalder Global Investment, Inc. (Formerly Golden Media Inc.) disposed all of its shareholdings of the Company. Subsequent to the disposal, the Company ceased to be a subsidiary of Tagalder Global Investment, Inc.

                           TAGALDER C3 HOLDINGS, INC.
                                AND SUBSIDIARIES
                          INTERIM FINANCIAL STATEMENTS
                     FROM JULY 1, 2005 TO SEPTEMBER 30, 2005

                           TAGALDER C3 HOLDINGS, INC.
                                AND SUBSIDIARIES


                                    CONTENTS

PAGE 1   UNAUDITED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2005

PAGE 2 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE PERIOD FROM JULY 1, 2005 TO SEPTEMBER 30, 2005

PAGE 3 UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLERS' DEFICIT FOR THE PERIOD FROM JULY 1, 2005 TO SEPTEMBER 30, 2005

PAGE 4 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JULY 1, 2005 TO SEPTEMBER 30, 2005

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005

                                     ASSETS
                                                                         2005
                                                                      ---------
CURRENT ASSETS
  Cash and cash equivalents                                           $  16,298
  Advance to employee                                                       247
                                                                      ---------
          Total current assets                                           16,545

Construction in progress                                                327,020

                                                                      ---------
    TOTAL ASSETS                                                      $ 343,565
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable                                                      $ 387,849
Accrued expenses                                                          2,222
Due to stockholders                                                      55,375
                                                                      ---------
          Total current liabilities                                     445,446

                                                                      ---------
TOTAL LIABILITIES                                                       445,446

MINORITY INTEREST                                                        18,577

STOCKHOLDERS' DEFICIT
Common stock, $1.00 par value; 50,000 shares authorized;
1,000 shares issued and outstanding                                       1,000
Deficit accumulated during the development stage                       (121,458)
                                                                      ---------
          Total stockholders' deficit                                  (120,458)
                                                                      ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $ 343,565
                                                                      =========


   See accompanying notes to the unaudited consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                PERIOD FROM
                                      PERIOD FROM              MAY 27, 2005
                                    JULY 1, 2005 TO           (INCEPTION) TO
                                   SEPTEMBER 30, 2005       SEPTEMBER 30, 2005
                                   ------------------      --------------------

REVENUES                           $                0      $                  0

COST OF GOODS SOLD                                  0                         0
                                   ------------------      --------------------

GROSS PROFIT                                        0                         0

General and administrative
 expenses                                      97,216                   121,492
                                   ------------------      --------------------

LOSS FROM OPERATIONS                          (97,216)                 (121,492)
                                   ------------------      --------------------

LOSS BEFORE INCOME TAXES                      (97,216)                 (121,492)

INCOME TAX BENEFIT                                 34                        34
                                   ------------------      --------------------

NET LOSS                           $          (97,182)     $           (121,458)
                                   ==================      ====================


   See accompanying notes to the unaudited consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
      UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
             FOR THE PERIOD FROM JULY 1, 2005 TO SEPTEMBER 30, 2005

                                     Common Stock          Additional
                                ---------------------       Paid-In        Accumulated
                                  Shares    Par Value       Capital          Deficit       Total
                                ---------   ---------   ----------------   -----------   ---------

BALANCE AT JULY 1, 2005             1,000   $   1,000   $             --   $   (24,276)  $ (23,276)

Net loss for the period                --          --                 --       (97,182)    (97,182)

                                ---------   ---------   ----------------   -----------   ---------
BALANCE AT SEPTEMBER 30, 2005       1,000   $   1,000   $             --   $  (121,458)  $(120,458)
                                =========   =========   ================   ===========   =========


   See accompanying notes to the unaudited consolidated financial statements.

                   TAGALDER C3 HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR PERIOD FROM MAY 27, 2005 (INCEPTION) TO SEPTEMBER 30, 2005


                                                                   Period from
                                                                     May 27,
                                                        Three          2005
                                                        months      (inception)
                                                         ended          to
                                                       September     September
                                                        30, 2005     30, 2005
                                                       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                           $ (97,182)   $(121,458)
    Adjustments to reconcile net loss to
      net cash used in operations:
      Changes in operating assets and liabilities:
        Prepaid expenses                                   2,193        2,193
        Accounts payable                                  93,564      113,564
        Accrued liabilities                                1,570        1,570
        Due to employees                                  (1,868)      (1,868)
                                                       ---------    ---------
    Net cash used in operations                           (1,723)      (5,999)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash used in purchase of subsidiaries                     --          (12)
    Cash acquired in purchase of subsidiaries                 --        7,405
    Additions to construction in progress                (30,811)     (30,811)
                                                       ---------    ---------
        Net cash used in investing activities            (30,811)     (23,418)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of common stock                                  --        1,000
    Advances from stockholders                            29,880       44,715
                                                       ---------    ---------
        Net cash provided by financing activities         29,880       45,715

EFFECT OF RATE CHANGES ON CASH:                               --           --
                                                       ---------    ---------

    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      (2,654)      16,298

    Cash and cash equivalents, beginning of period        18,952           --
                                                       ---------    ---------
    CASH AND CASH EQUIVALENTS, END OF PERIOD           $  16,298    $  16,298
                                                       =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest                             $      --    $      --
                                                       =========    =========
    Cash paid for income taxes                         $      --    $      --
                                                       =========    =========


   See accompanying notes to the unaudited consolidated financial statements.

                                NT HOLDING CORP.

                          UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

                          ----------------------------

                                    CONTENTS


Unaudited Pro Forma Combined Balance Sheets at September 30, 2005

Unaudited Pro Forma Combined Statements of Operations for May 27, 2005 (Inception) to September 30, 2005

Notes to September 30, 2005 Unaudited Pro Forma Combined Financial Statements

                          ----------------------------

PRO FORMA COMBINED FINANCIAL STATEMENTS


The accompanying unaudited pro forma combined financial statements are based upon the historical condensed balance sheets and condensed statements of operations of NT Holding Corp. ("NTHH" or the "Company") and Tagalder C3 Holdings, Inc. ("C3"). The unaudited pro forma combined balance sheet and the unaudited pro forma combined financial statements of operations for the period from May 27, 2005 to September 30, 2005 have been prepared as if the acquisition occurred on May 27, 2005 (Date of inception of C3). The statements are based on accounting for the business combination as a reverse acquisition, whereby the Company will be the surviving corporate entity, but C3 is the accounting acquirer. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

                                NT HOLDING CORP.

                        UNAUDITED PRO FORMA BALANCE SHEET

                                                                      As of September 30, 2005
                                                  ----------------------------------------------------------------
                                                  Tagalder C3         NTHH           Pro forma           Pro forma
                                                  Historical       Historical       Adjustments          Combined
                                                  -----------      -----------      -----------         ----------
                                                  (UNAUDITED)      (UNAUDITED)      (UNAUDITED)         (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash                                            $    16,298      $        --      $        --        $    16,298
  Advance to employees                                    247               --               --                247
                                                  -----------      -----------      -----------         ----------
       Total current assets                            16,545               --               --             16,545

PROPERTY, PLANT AND EQUIPMENT:
  Net of accumulated depreciation of $0 at
    December 31, 2004                                      --               --               --                 --
  Construction in progress                            327,020               --               --            327,020
                                                  -----------      -----------      -----------         ----------
TOTAL ASSETS                                      $   343,565      $        --      $        --        $   343,565
                                                  ===========      ===========      ===========         ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                               $   387,849      $        --      $        --        $   387,849
   Accrued expenses                                     2,222               --               --              2,222
   Shareholder advances                                55,375           55,375
   Payable to PNC                                          --               --          150,000            150,000
                                                  -----------      -----------      -----------         ----------
       Total current liabilities                      445,446               --          150,000            595,446

MINORITY INTEREST                                      18,577               --               --             18,577

STOCKHOLDERS' DEFICIT:
  Preferred stock; 5,000,000 shares
    authorized; $.001 par value;
    0 shares issued and outstanding                        --               --               --                 --
  Capital stock, $.001 par value; 100,000,000
    shares authorized;
    3,836,665 at September 30, 2005                                      3,837           19,946 (1)         23,783
  Additional paid-in capital                                         9,081,021       (9,081,021)(2)             --
  Share capital                                         1,000                            (1,000)(3)
  Accumulated deficit                                (121,458)      (9,084,858)       8,912,075            (294,24)
                                                  -----------      -----------      -----------         ----------
       Total stockholders' deficit                   (120,458)              --         (150,000)           (270,45)
                                                  -----------      -----------      -----------         ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT       $   343,565      $        --      $        --        $   343,565
                                                  ===========      ===========      ===========         ==========


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


                                NT HOLDING CORP.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                  For the period May 27, 2005 to September 30, 2005
                                         ---------------------------------------------------------------------
                                          Tagalder C3          NTHH           Pro forma            Pro forma
                                          Historical        Historical       Adjustments            Combined
                                         ------------      ------------      ------------         ------------
                                          (UNAUDITED)       (UNAUDITED)      (UNAUDITED)           (UNAUDITED)

REVENUES                                 $         --      $         --      $         --         $         --

OPERATING EXPENSES:
  Depreciation and amortization                    --             1,703                --                1,703
  General and administrative
   expenses                                   121,492            34,960                --              156,452
                                         ------------      ------------      ------------         ------------
TOTAL OPERATING EXPENSES                      121,492            36,663                --              158,155
                                         ------------      ------------      ------------         ------------
LOSS FROM OPERATIONS                         (121,492)          (36,663)               --             (158,155)

OTHER INCOME (EXPENSE)
Gain from liquidation of assets and
   liabilities                                     --           170,046          (150,000)              20,046
  Interest expense                                 --           (10,283)               --              (10,283)
  Interest income                                  34                 6                --                   40
                                         ------------      ------------      ------------         ------------
TOTAL OTHER INCOME (EXPENSE)                       34           159,769          (150,000)               9,803
                                         ------------      ------------      ------------         ------------
NET LOSS                                 $   (121,458)     $    123,106      $   (150,000)        $   (148,352)
                                         ============      ============      ============         ============
NET LOSS PER SHARE:
   BASIC AND DILUTED                     $         --      $       0.04      $      (0.01)        $      (0.01)
                                         ============      ============      ============         ============
WEIGHTED AVERAGE SHARES OUTSTANDING:
   BASIC AND DILUTED                               --         3,212,635        19,946,000           23,158,635
                                         ============      ============      ============         ============

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) To reflect the change in common stock of NTHH as a result of issuance of 19,946,000 shares of common stock as the consideration of purchase of C3
(2) To reflect the elimination of additional paid in capital as a result of recapitalization
(3) To remove the share capital of the accounting acquirer under reverse takeover accounting
(4)   To eliminate parent's retained deficit as a result of recapitalization
(5) To reflect the liability to PNC and reduce non-recurring income accordingly


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